As filed with the Securities and Exchange Commission on January 18, 2008
Registration No. 333-57319

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MZT Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	04-2985132 (I.R.S. Employer Identification Number)

c/o Verdolino & Lowey, P.C.
124 Washington Street, Suite 101
Foxborough, MA 02035
(508) 543-1720
(Address of Principal Executive Offices) (Zip Code)
________________________

1992 Stock Plan
(Full Title of the Plan)
________________________

Craig R. Jalbert
President
MZT Holdings, Inc.
c/o Verdolino & Lowey, P.C.
124 Washington Street, Suite 101
Foxborough, MA 02035
(508) 543-1720
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:
Barbara M. Johnson, Esq.
Choate, Hall & Stewart LLP
Two International Place
Boston, Massachusetts 02110
(617) 248-5000

DEREGISTRATION OF SECURITIES

The registrant is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (No. 333-57319) to deregister, as of the effective date of this Post-Effective Amendment No. 1, any remaining securities registered, but not sold, under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Foxborough, Commonwealth of Massachusetts, on January 18, 2008.

MZT HOLDINGS, INC.

By:	/s/ Craig R. Jalbert
Craig R. Jalbert
President and Treasurer

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig R. Jalbert	President and Treasurer
Craig R. Jalbert	(Principal Executive, Financial and Accounting Officer)	January 18, 2008
/s/ Stephen D. Chubb
Stephen D. Chubb	Director	January 18, 2008
*
David L. Corbet	Director	January 18, 2008

Walter O. Fredericks	Director	January 18, 2008

Judith Kurland	Director	January 18, 2008
/s/ Bruce Lehman
Bruce Lehman	Director	January 18, 2008
/s/ David B. Musket
David B. Musket	Director	January 18, 2008
/s/ Jonathan M. Niloff
Jonathan M. Niloff	Director	January 18, 2008

Robert J. Rosenthal	Director	January 18, 2008

Richard A. Sandberg	Director	January 18, 2008
*
T. Stephen Thompson	Director	January 18, 2008
*
C. William Zadel	Director	January 18, 2008
* By: /s/ Stephen D. Chubb
Stephen D. Chubb as attorney-in-fact